SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                          ----------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported): October  1997


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-29230                   11-3299195
(State or other jurisdiction         (Commission              (I.R.S. Employer
    of incorporation)                File Number)            Identification No.)


   575 Broadway, New York, New York                                 10012
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (212)941-2988


                                 Not Applicable
           Former name or former address, if changed since last report

Item 5.  Other Event.

     Pursuant to a Securities  Purchase  Agreement,  dated October 14, 1997, the
Company issued and sold to Infinity Investors Limited, Infinity Emerging Opportunities Limited and Glacier Capital Limited (collectively, the "Funds")
(i) 10% secured convertible notes (the "Notes") in the aggregate principal amount of $4,200,000; (ii) 50,000 shares of Common Stock, par value $.01 per share (the "Grant Shares"); and (iii) five-year warrants (the "Warrants") to purchase 250,000 shares of Common Stock (the "Warrant Shares") exercisable at a price of $6.46 per share. The net proceeds to the Company from the sale of the Notes, Grant Shares and Warrants was $4,007,000. In addition, the Company paid $168,000 and issued 20,000 shares of Common Stock and Warrants to purchase 5,000 shares of Common Stock to Whale Securities Co., L.P. as a fee for services rendered in connection with the transactions contemplated by the Securities Purchase Agreement.

     The Notes are secured by a first priority security interest in letters of credit issued in respect of purchase orders for Wheel of Fortune(R) and Jeopardy!(R) products designed for Nintendo 64 platform (the "Products"), and are convertible, at the option of the holder, at any time commencing February 28, 1998 into shares of Common Stock (the "Note Conversion Shares"), having a value of 75% of the lowest daily weighted average sales price of the Common Stock during a period of fifteen (15) days prior to conversion, subject to a conversion limit (the "Conversion Limit") of 19.9% of the then issued and outstanding shares of Common Stock of the Company. In the event that aggregate Note Conversion Shares and other securities issuable under the Securities Purchase Agreement exceed the Conversion Limit, the Company will have 60 days following notice by the Funds to (i) obtain shareholder approval of the issuance of such securities or (ii) repay the balance of the Notes.

     The Notes mature on September 30, 1999. The Company is required to repay the Notes prior to maturity under certain circumstances, including in the event of a change of control, a transfer of all or substantially all of the Company's assets, a merger or consolidation of the Company, the issuance of securities exceeding the Conversion Limit (if shareholder approval has not been obtained) or the failure of the Company to fulfill certain securities registration obligations described below. Notes repaid after February 28, 1998 are repayable at a premium. In addition, the Company is required to prepay the Notes through payments and collections (including draws under letters of credit) from the sale of the Products received by the Company after December 31, 1997. In addition, under certain circumstances (including in the event the value of the collateral securing the Notes does not equal or exceed the unpaid principal amount of the Notes), the Company will be required to establish a lockbox account into which all collections related to the products will be deposited.

     Pursuant to the Securities Purchase Agreement, the Company will issue additional Grant Shares (the "Additional Grant Shares") to the Funds in the event that the closing bid price of the Common Stock during the period ending thirty days from the date of effectiveness of a registration statement covering the Grant Shares (adjusted for certain events specified in the agreement) does not equal $7.75. In the event that any Additional Grant Shares are issued, the exercise price of the Warrants will be adjusted so that the value of the Warrants (using a Black-Scholes or similar model) equals the value of the Warrants as of the closing date.

     The Company granted to the Funds registration rights covering the Note Conversion Shares, Grant Shares, Warrant Shares and Additional Grant Shares (collectively, the "Securities") pursuant to a Registration Rights Agreement. Under such agreement, the Company is obligated to file a registration statement covering the sale of the Securities on or prior to April 14, 1998 and use its best efforts to cause such registration statement to become effective by June 30, 1998.

     The Company also agreed to certain covenants, including limitations on the issuance of securities, mergers and acquisitions, incurrence of indebtedness, liens, the payment of dividends, capital expenditures and minimum levels of net worth.

     The foregoing summary descriptions of the Securities Purchase Agreement and collateral documents are not necessarily complete and are qualified in their entirety by reference to the applicable documents filed with the Securities and Exchange Commission as exhibits hereto.

Item 7.  Exhibits

          1. Securities Purchase Agreement, dated October 14, 1997, by and among the Company and the Funds

          2. Convertible Note No. 1, dated October 14, 1997, in favor of Infinity Investors Limited

          3. Convertible Note No. 2, dated October 14, 1997, in favor of Infinity Emerging Opportunities Limited

          4. Convertible Note No. 3, dated October 14, 1997, in favor of Glacier Capital Limited

          5. Common Stock Purchase Warrant, dated October 14, 1997, in favor of Infinity Investors Limited

          6. Common Stock Purchase Warrant, dated October 14, 1997, in favor of Infinity Emerging Opportunities Limited

          7. Common Stock Purchase Warrant, dated October 14, 1997, in favor of Glacier Capital Limited

          8. Registration Rights Agreement, dated October 14, 1997, by and among the Company and the Funds

          9. Security Agreement, dated October 14, 1997, by and between the Company and HW Partners, L.P., as agent for and representative of the Funds

          10. Security Agreement, dated October 14, 1997, by and between Inventory Management Systems, Inc. and HW Partners, L.P., as agent for and representative of the Funds

          11. Transfer Agent Agreement, dated October 14, 1997, by and among the Company, the Funds and American Stock Transfer & Trust Company, as transfer agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October ___, 1997

                                        TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                        By   /s/  Ryan A. Brant
                                             -----------------------------
                                             Name:  Ryan A. Brant
                                             Title: Chairman